UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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CENTRAL VIRGINIA BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 19, 2012

To our Shareholders, Customers, and Friends,

Last year was another very challenging year for the banking industry as a whole, and especially for community banks.  As we look back on 2011, we at Central Virginia Bank take pride in our 38 year history of operation.  We are pleased that we were able to meet the primary goals that we set forth for 2011: to strengthen our balance sheet and return to profitability.

Central Virginia Bank recorded net income of $778 thousand for the year ended December 31, 2011, which compares favorably to the net loss of $15.3 million in 2010.  After the effect of unpaid preferred stock dividends of $642 thousand, net income available to common shareholders totaled $136 thousand or $0.05 per basic and diluted share in 2011.  Our 2011 results represented a turning point for Central Virginia Bank - the first profitable year since 2007.

As a result of the steps we took, the Bank’s total risk based capital ratio at December 31, 2011 improved to 9.8% significantly higher than the 8.2% at December 31, 2010.  Our tier 1 risk-based capital ratio and leverage ratio remain above levels to be “well capitalized” and the total risk based capital ratio remains above the level to be “adequately capitalized”.  We intend to renew our efforts to raise additional capital as market conditions improve.  In addition, we continue to evaluate other prospective strategies that could enhance our capital position.

While we are pleased with our accomplishments in 2011, we realize that we still face many challenges, given the current economic and interest rate environment.  We currently are undertaking an exciting new company wide initiative to enhance our customer service and help build stronger relationships with our customers.   By re-emphasizing our core values, we intend to deepen our customer relationships and further increase our core deposits and loan levels.  The results will be greater customer loyalty and increased profitability for your bank.

With 2011 now behind us, we eagerly look forward to 2012. Improving the bank’s financial condition is our primary objective again this year.  We have a strong business model at Central Virginia Bank, and we anticipate that as consumer confidence builds and the U.S. economy improves, our financial condition will also improve.  We look forward to continuing to provide you with the outstanding customer service you have come to expect from us.  Thank you again for your continued support and patronage.

Regards,

James T. Napier	Herbert E. Marth, Jr.
Chairman	President & CEO

CENTRAL VIRGINIA BANKSHARES, INC.

Dear Shareholders:

           You are cordially invited to attend the Annual Meeting of Shareholders of Central Virginia Bankshares, Inc., which will be held on Tuesday, May 22, 2012, at 4:30 PM, at the Main Office Branch of Central Virginia Bank located at 2351 Anderson Hwy, Powhatan, Virginia, for the following purposes:

(1)	to elect three directors, ELWOOD C. MAY, CLARKE C. JONES, AND PHOEBE P. ZARNEGAR for a term of three years;
(2)	to ratify the appointment of Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, to serve as our independent auditors for the year ending December 31, 2012;
(3)	to consider and approve the following advisory (non-binding) proposal:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.

(4)	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

           Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. You may vote by telephone, the internet, or by mail, in accordance with the voting instructions on the enclosed proxy card and, should you wish to respond by mail, there is a postage-paid return envelope for your convenience.  If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

           The Board of Directors and management of Central Virginia Bankshares, Inc. appreciate your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,
/s/Herbert E. Marth, Jr.

Herbert E. Marth, Jr.
President and Chief Executive Officer

Powhatan, Virginia
April 19, 2012

CENTRAL VIRGINIA BANKSHARES, INC.
2036 New Dorset Road
P.O. Box 39
Powhatan, Virginia  23139-0039

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 22, 2012

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Central Virginia Bankshares, Inc. will be held at the Main Office Branch of Central Virginia Bank located at 2351 Anderson Hwy, Powhatan, Virginia 23139 on May 22, 2012, at 4:30 PM local time for the following purposes:

(1)	to elect three directors, ELWOOD C. MAY, CLARKE C. JONES, and PHOEBE P. ZARNEGAR, for a term of three years and until their successors are elected and qualified;
(2)	to ratify the appointment of Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, to serve as our independent auditors for the year ending December 31, 2012;
(3)
to consider and approve the following advisory (non-binding) proposal:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.

(4)	to transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Management is not aware of any other business, other than procedural matters incident to the conduct of the Meeting.  The Board of Directors has fixed the close of business on April 10, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Elwood C. May

Elwood C. May
Secretary

Powhatan, Virginia
April 19, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 22, 2012:

The proxy statement and the Company’s 2011 annual report on Form 10-K are available at www.centralvabank.com/annualreport-proxy.

YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO VOTE PROMPTLY.  IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.  ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

CENTRAL VIRGINIA BANKSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 22, 2012

GENERAL INFORMATION

           The Board of Directors (the “Board”) of Central Virginia Bankshares, Inc. (“we,” “us,” “our” or the “Company”) is furnishing this Proxy Statement to holders of our common stock, $1.25 par value per share (“Common Stock”), in connection with its solicitation of proxies to be used at the Annual Meeting of Shareholders to be held on May 22, 2012, at 4:30 PM at the Main Office Branch of Central Virginia Bank located at 2351 Anderson Hwy, Powhatan, Virginia 23139 and any adjournment or postponement thereof (the “Annual Meeting”).

           This Proxy Statement, the accompanying proxy card and the Form 10-K Annual Report (which is not part of our soliciting materials) are being mailed to you on or about April 19, 2012.  In addition to solicitation by mail, our officers and regular employees may solicit proxies in person or by telephone.  The cost of soliciting proxies will be borne by us. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

           You may vote by telephone, the Internet, or by mail, in accordance with the voting instructions on the enclosed proxy card.  Please check the proxy card for instructions.  If you vote your shares by phone or over the Internet, you may incur costs or charges from your phone service or Internet access provider for which you are responsible.  Proxies that are properly delivered to us and not revoked prior to use will be voted in accordance with the instructions contained thereon.  If no contrary instructions are given, each proxy received will be voted FOR the director nominees and FOR proposals II and III. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by:

•	filing written notice thereof with our Secretary (Secretary, Central Virginia Bankshares, Inc., 2036 New Dorset Road, P.O. Box 39, Powhatan, Virginia 23139-0039);

•	submitting a duly executed proxy bearing a later date; or

•	appearing at the Annual Meeting or at any adjournment or postponement thereof and giving the Secretary notice of his or her intention to vote in person.

           Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting. We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement.  However, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxy in accordance with their best judgment. Under certain circumstances, including the election of directors and advisory vote on executive compensation, brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker (a “broker non-vote”).  In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will not be included as votes cast with respect to those matters.  Brokers are permitted to vote on the ratification of the appointment of our independent auditors; therefore, no broker non-votes are expected to exist in connection with Proposal II, and these votes will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will have no effect on the outcome of any of the Proposals.

    If you hold your shares in a bank or brokerage account, you will receive instructions from your bank or broker that you must follow for your shares to be voted.  Please follow those instructions carefully to assure that your shares are voted in accordance with your wishes on the matters presented in this Proxy Statement.

           Only shareholders of record at the close of business on April 10, 2012 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 2,673,666 shares of Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote at the Annual Meeting.  There are no rights of appraisal or similar rights of dissenters under Virginia law or otherwise with regard to the proposals to be addressed at the Annual Meeting.

PROPOSAL I
ELECTION OF DIRECTORS

Election of Directors; The Nominees

           Our Articles of Incorporation and Bylaws provide that the Board shall fix the number of directors of the Company and that such directors shall be divided into three classes as nearly equal in number as possible. Currently, the number of directors is fixed at eight.

           The members of each class are to be elected for a term of three years and until their successors are elected and qualified.  One class of directors is to be elected annually. The following table sets forth the names of the current directors, the class to which they belong and the years in which their terms of office will expire:

Class A 2012(1)	Class C 2013	Class B 2014
Elwood C. May	Kemper W. Baker, Jr.	Herbert E. Marth, Jr.
Clarke C. Jones	James T. Napier	Roseleen P. Rick
Phoebe P. Zarnegar		William C. Sprouse, Jr.

__________________
(1)	The Board has nominated these directors for election to the Board for a three-year term expiring in 2015 and until their successors are elected and qualified.

           Unless authority is withheld in the proxy, each proxy executed by a shareholder will be voted for the election of, Elwood C. May, Clarke C. Jones and Phoebe P. Zarnegar, the nominees listed above.  Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon.  If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board.  The nominees listed above have consented to be nominated and to serve if elected, and the Board knows no reason why the nominees would be unable to serve if elected.  The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

           In the election of directors, those nominees receiving the greatest number of votes will be elected even if they do not receive a majority.  Abstentions and broker non-votes will not be considered a vote for, or a vote against, a nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ELWOOD C. MAY, CLARKE C. JONES, AND PHOEBE P. ZARNEGAR.

The Board of Directors

           Certain information, including age and principal occupation, regarding each director nominee and each remaining director who will continue to serve on the Board is set forth below.  The year shown for initial election as a director represents the year in which the nominee or continuing director was first elected to the Board or previously to the Board of Directors of Central Virginia Bank, our wholly-owned subsidiary (the “Bank”).  Unless otherwise indicated, the business experience and principal occupations shown for each nominee or continuing director has extended five or more years.  In addition, the following information presents the particular experience, qualifications, attributes or skills that led the board to conclude that the person should serve as a director for the Bank.

Kemper W. Baker, Jr., 68, has been a director since 2006.

Mr. Baker, an economist, currently teaches economics and finance classes at Virginia Commonwealth University and Longwood University; he formerly served as Vice President of the Federal Reserve Bank of Richmond until his retirement in June 2004. Mr. Baker, at the time of his retirement, oversaw government, media, bank, community and public relations throughout the Fifth Federal Reserve District as Special Assistant to the President of the Federal Reserve Bank of Richmond. Mr. Baker’s banking and regulatory experience with the Federal Reserve Bank of Richmond, as well as his knowledge of economics makes him well qualified to serve as a director of the Company.

Clarke C. Jones, 63, has been a director since 2008.

Mr. Jones, a retired executive, is currently freelance professional writer. Mr. Jones was President, until 2007, of Scaffolding Solutions, LLC of Richmond Virginia. Prior to then, he had a thirty-one year career with Saunders Oil Company in Richmond Virginia culminating in 2001 as its Executive Vice President. Mr. Jones’ background as an executive of an Oil company and his management experience and leadership abilities provide him the qualifications to serve as a director of the Company.

Herbert E. Marth, Jr., 60 has been a director since 2011.

Mr. Marth was named President and CEO of the Company and Central Virginia Bank on January 1, 2011. Previously he had been serving the Bank as its Chief Operating Officer since June 2, 2010. Prior to joining the Bank, Mr. Marth spent five years as President of Central Virginia for Regions Bank. Previously, he served as Senior Vice President at Omega Performance Corporation from 2000-2005 where he consulted with financial institutions worldwide on effective strategies to improve their performance. He has also held senior management positions at Crestar Bank (now SunTrust) as Executive Vice President and Private Banking Manager, Regency Bank (now BB&T) as Chairman and Chief Executive Officer, and NCNB (now Bank of America) as Senior Vice President and Private Banking Manager. His thirty-five years of banking experience qualify him to serve as a director of the Company.

Elwood C. May, 71, has been a director since 1973.

Mr. May serves as Secretary of the Board of Directors of the Company. He is the retired owner/operator of Flatrock Hardware, Inc., a hardware retailer located in Powhatan, Virginia. Mr. May’s experience as one of the original organizing directors, his experience as a small business owner, and his service as a community leader provide the qualifications to serve as an effective director of the Company.

James T. Napier, 59, has been a director since 1997.

Mr. Napier serves as the Chairman of the Board. He is President of Napier, Realtors ERA which has its main office in Chesterfield County and has branch offices serving Powhatan, Henrico Counties, the City of Richmond and the tri-cities area.  Mr. Napier has been President of the firm since 1991 and has been involved in the real estate business since 1976. Mr. Napier’s experience in real estate sales, his knowledge of real estate in general and his experience as the President of a real estate company provide him the leadership skills and attributes desired to serve as a director of the Company.

Roseleen P. Rick, 70, has been a director since 2005.

Ms. Rick is an attorney and retired partner at Troutman Sanders, LLP, a law firm in Richmond, Virginia, where she served as the leader of the Multifamily Housing Practice Group. Ms. Rick, with her experience as a practicing attorney dealing with multi-family housing transactions and real estate generally, makes her uniquely qualified to serve as a director of the Company.

William C. Sprouse, Jr., 58, has been a director since 2005.

Mr. Sprouse is President of Sprouse Land and Development and Cumberland Building Supply, Inc., one of the largest private businesses in Cumberland County, Virginia. Mr. Sprouse is an experienced President and CEO of a small business and who is well known as a leader in his community, and therefore well qualified to serve as a director of the Company.

Phoebe P. Zarnegar, 65, has been a director since 2005.

Ms. Zarnegar is a CPA and the principal of the firm Farrell & Zarnegar, Certified Public Accountants. Mrs. Zarnegar, as an active CPA, has an extensive background in accounting and tax. This experience makes her very well qualified to serve as a director of the Company.

Executive Officers Who Are Not Directors

           Leslie S. Cundiff, 63, is Senior Vice President and Senior Credit Officer. Prior to joining us in March 2004, she was Senior Vice President and Statewide Site Manager for the Business Lending Group of Wachovia Bank, the successor by merger in 2001 to First Union.  Mrs. Cundiff has over 34 years experience in the commercial lending areas of portfolio risk management, credit underwriting, loan approval, client marketing, and relationship management.

    Robert B. Eastep, 48, was named Senior Vice President and Chief Financial Officer on March 21, 2011; previously he had been Vice President and Chief Accounting Officer since May 5, 2010. From June 2008 through December 2009, Mr. Eastep was an instructor in U.S. Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS) for the accounting and financial training firm GAAP Seminars. Since January 2007, Mr. Eastep had also been Chief Executive Officer of Eagle Sports Management, LLC, a private business consulting firm. From 1999 to December 2006, Mr. Eastep served as Executive Vice President and Chief Financial Officer of Saxon Capital, Inc., a NYSE listed real estate investment trust that was a residential mortgage lender and servicer prior to its sale to Morgan Stanley. From 1998 to 1999, Mr. Eastep served as Director of Internal Audit for Cadmus Communications Corporation and from 1996 to 1998 he was Vice President - Finance Manger of General Accounting for Wachovia (formerly Central Fidelity Bankshares). From 1986 to 1996, Mr. Eastep was a Senior Manager (Financial Services Audit Practice) for KPMG LLP where he directed numerous SEC audit engagements and served as a member of KPMG’s Regulatory Advisory Practice for financial institutions.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management

           The following table sets forth information as of April 6, 2012, regarding the beneficial ownership of Common Stock by all directors and nominees, each of the named executive officers and by all directors and executive officers as a group.  For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security or if he has the right to acquire beneficial ownership of the security within 60 days.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class (2)
Kemper W. Baker, Jr.(3)	933	*
Leslie S. Cundiff	5,424	*
Robert B. Eastep	16,755	*
Clarke C. Jones	6,291	*
Herbert E. Marth, Jr.	19,730	*
Elwood C. May(4)	19,979	*
James T. Napier	2,550	*
Roseleen P. Rick	1,388	*
William C. Sprouse, Jr.	2,276	*
Phoebe P. Zarnegar	2,094	*
All present executive officers and directors as a group (10 persons)	77,419	2.90%

           *Less than one percent (1%)
________________________
(1) Amounts include the following shares of restricted stock awards that are beneficially owned as of April 6, 2012: Ms. Cundiff – 2,000, Mr. Eastep – 6,667, and Mr. Marth – 18,539
(2) Based on 2,673,666 shares of Common Stock issued and outstanding on April 6, 2012.
(3) Includes 548 shares owned by Mr. Baker’s wife.
(4) Includes 5,629 shares owned by Mr. May and his wife as joint tenants.

Security Ownership of Certain Beneficial Owners

           Management of the Company is not aware of any person or group, as that term is used in Section 13(d)(3) of the Exchange Act, known by us to be the beneficial owner of more than 5% of our outstanding Common Stock as of
 April 6, 2012.

CORPORATE GOVERNANCE AND
THE BOARD OF DIRECTORS

The Board of Directors

           Meetings of the Board of Directors are held regularly each month.  The Board held fourteen (14) meetings in the year ended December 31, 2011.  Mr. Napier has served as Chairman of the Board since 2005. Ms. Rick was elected as Vice Chairman in January 2011. Mr. May has served as Secretary of the Board since 2006. To date, the Company has chosen not to combine the positions of Chief Executive Officer (“CEO”) and Chairman.  The Company believes that its leadership structure is appropriate because by having an independent Chairman, there exists a certain degree of control and balanced oversight of management and its decision making processes.

           The CEO makes frequent reports to the Board, often at the suggestion of the Chairman or other directors and also explains in detail to the Board the reasons for certain recommendations of the Company’s executive management group.

Independence of the Directors

           The Board has determined that the following seven individuals of its eight current members are independent as defined by the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”): Messrs. Baker, Jones, May, Napier, and Sprouse and Mmes. Rick and Zarnegar. In reaching this conclusion, the Board considered that the Company and the Bank conduct business with companies of which certain members of the Board or members of their immediate families are or were directors or officers.  See “Certain Relationships and Related Transactions.”

Code of Business Conduct and Ethics

           The Board has approved a Code of Business Conduct and Ethics for directors, officers and all employees of the Company and its subsidiaries.  The Code addresses such topics as compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest.  A copy of the Code is posted on our website at www.centralvabank.com.  Printed copies of the Code are available to any shareholder upon written request to the Secretary, P.O. Box 39, Powhatan, Virginia 23139-0039.

Committees

           The Board has a standing Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee, each of which are composed entirely of independent directors, as defined by the listing standards of Nasdaq.  Each of the standing committees operates under a written charter adopted by the Board.  A current copy of each standing committee’s charter is posted on our website at www.centralvabank.com.

           Audit Committee.  The Audit Committee is chaired by Ms. Zarnegar and includes Messrs. May, Sprouse, and Napier. The Board has not currently designated an “audit committee financial expert.” However, the current members of the Audit Committee have the ability to understand financial statements and generally accepted accounting principles, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions. The Board, therefore, believes that the members of the Audit Committee have the skills and experience needed to ensure that the Committee properly fulfills its duties and responsibilities.

           The Audit Committee is responsible for the selection and recommendation of the independent accounting firm for the annual audit and for the assurance of the adherence to a system of internal controls.  It reviews and accepts the reports of our independent auditors and federal examiners.  The Audit Committee met eight (8) times during the year ended December 31, 2011.

    Compensation Committee.  The Compensation Committee is chaired by Ms. Rick and includes Messrs. Baker and Sprouse, all of whom are independent directors. The Compensation Committee met four (4) times during the year ended December 31, 2011.

The Compensation Committee is responsible for the oversight and implementation of the Company’s compensation program for its executive officers.  In carrying out its responsibilities, the Compensation Committee annually reviews the total aggregate percentage change in compensation for the Company, reviews and establishes the compensation and bonus for the Company’s chief executive officer, and reviews and concurs with the compensation and bonus proposed by the chief executive officer for the other executive officers. The Compensation Committee then recommends to the Board of Directors the aggregate salary changes for the Company and the annual salary levels and any bonuses to be paid to the Company’s executive officers, for their approval. The Compensation Committee also makes recommendations to the Board of Directors from time to time regarding the issuance of stock options and other compensation related matters. Any Board of Directors approval is by a majority affirmative vote of the independent directors.

The Compensation Committee may not delegate its authority over the compensation program to other persons.  The Compensation Committee engaged a compensation consultant to assist it in carrying out its responsibilities with respect to executive compensation and compliance with the compensation requirements set forth in legislation related to the TARP – Capital Purchase Program. The consultant was Titan Group, LLC, who was engaged directly by the Compensation Committee. For 2011, we paid Titan Group, LLC $2,000 for compensation consulting services.

           Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee is chaired by Messrs. Napier and includes Messrs. Jones, and Ms. Rick. The Corporate Governance/Nominating Committee develops qualifications for director candidates, recommends to the Board persons to serve as directors, monitors developments in certain corporate governance practices, and makes recommendations to the Board concerning such practices. The Corporate Governance/Nominating Committee met one (1) time during the year ended December 31, 2011.

    The Corporate Governance/Nominating Committee evaluates potential director nominees by reviewing resumes and current personal information requested from the candidates in relation to desired standards and attributes. The following are a representative sample of some but not all of the factors considered.

•	the ability of the prospective nominee to represent the interests of our shareholders - the candidate should have an investment in the Company.

•	the prospective nominee’s integrity should be above reproach, and their commitment, independence of thought, and judgment should be exemplified in their vocation and other activities.

•
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties should be verified. Consideration should be given to the prospective nominee’s service on other public company, civic and non-profit organization boards.

•	the extent to which the prospective nominee’s talents contribute to, and compliment the range of talent, skill and expertise appropriate for the Board.

Shareholders entitled to vote for the election of directors may nominate candidates for consideration by the Corporate Governance/Nominating Committee by following the procedures that the Company has established, which are summarized in the “Shareholder Proposals” section of this Proxy Statement.

Risk Oversight

The Board of Directors has the responsibility for oversight of the risk inherent in the Company’s day to day operations. The Board manages this risk through representative participation on the Company’s committees coupled with the review and oversight of the Audit Committee. The Audit committee reviews reports of the results of internal audits, as well as reports on controls over financial reporting pursuant to the Sarbanes-Oxley Act, and reports to the full board. Senior management of the Company, who supervise the day to day operations and risk, also report to the whole board as part of their participation in the monthly board meetings. The Company’s Senior Risk Officer meets with and reports to the Compensation committee regarding whether the Company’s compensation policies encourage the taking of excessive risks. The board determines, based on the information received, if the Company is identifying, monitoring, and managing its risks appropriately.

Meeting Attendance

    During 2011, all Board members attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served with the exception of Mr. John B. Larus, who retired January 17, 2012.  We encourage all members of the Board to attend the annual meeting of shareholders.  All directors then serving on the Board attended the 2011 annual meeting with the exception of Mr. Ralph L. Lyons, a former director whose term expired at the 2011 annual meeting.

Communications with Directors

           Any director may be contacted by writing to him c/o Central Virginia Bankshares, Inc., P. O. Box 39, Powhatan, Virginia, 23139-0039.  Communications to the directors or the non-management directors as a group may be sent to the same address, c/o the Secretary.  We promptly forward, without screening, all such correspondence to the indicated directors.

Consideration of Board Diversity

    The Nominating Committee considers diversity in board composition. Although the Nominating Committee does not have a written policy regarding board diversity, when considering whether to increase the number of directors or when considering any nominee to fill a board vacancy, the Nominating Committee considers several factors, such as each person’s professional experience, service on other boards, education, race, gender, and the geographic areas where the individual has either resided, worked, or served.  A copy of the Company’s Nominating and Corporate Governance Committee Charter is available on the Company’s website: www.centralvirginiabank.com.

Board Members Serving on Other Publicly Traded Company Board of Directors

    None of the present directors serve as a director of another publicly traded company.

REMUNERATION

Annual Compensation of Executive Officers

           In the tables and discussion below, we summarize the compensation earned during 2011 and 2010 by (1) our chief executive officer and (2) our two most highly compensated executive officers other than our chief executive officer, collectively referred to as the “named executive officers”.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	All Other (3)(4) Compensation	Total
		($)	($)	($)	($)

Herbert E. Marth, Jr.(5)	2011	260,000	42,640	27,022	329,662
President & Chief
Executive Officer

Robert B. Eastep(6)	2011	138,848	12,500	810	152,158
Senior Vice President &
Chief Financial Officer

Leslie S. Cundiff	2011	137,800	4,320	4,748	146,868
Senior Vice President &	2010	137,800	-	44,038	181,838
Senior Credit Officer

(1)	Salary is the base regular pay.
(2)
 Amounts represent the aggregate grant date fair value of each award calculated in accordance with FASB ASC Top 718.  Assumptions used in the calculation of these amounts are included in Note 18 of the Company’s audited financial statements for the year ended December 31, 2011 included in the Form 10-K filed with the Securities and Exchange Commission on March 30, 2012.

(3)
In 2010, the Company modified its Paid Time Off (“PTO”) policy, which covers all employees, to limit the amount of unused PTO that may be carried over from year to year. All employees with earned PTO in excess of the new maximum carryover amount were paid out in December 2010 and/or January 2011. For the named executive officers, the amount reported represents the total earned excess PTO as of December 31, 2010.

(4)	Represents all other types of cash, non-cash, or imputed income not includable in the other columns above for the years 2011 and 2010 respectively for:

Mr. Marth: directors fees of $17,500; value of Company provided automobile allowance of $7,200; and taxable fringe benefits associated with group insurance and split dollar insurance arrangements of $2,322.

Mr. Eastep: taxable fringe benefits associated with group insurance and split dollar insurance arrangements of $810.

Ms. Cundiff: taxable fringe benefits associated with group insurance and split dollar insurance arrangements of $4,748 and $4,899; and earned PTO in excess of the maximum carryover amount $0 and $39,087; and incentive pay of $0 and $52.

(5)	Mr. Marth was named President and CEO of the Company on January 1, 2011.
(6)	Mr. Eastep was named Senior Vice President and CFO of the Company on March 21, 2011, previously, he had been Vice President and Chief Accounting Officer since May 5, 2010.

Our executive compensation program consists of base salaries,  annual cash incentive payments in the form of annual bonuses, and long-term incentives in the form of equity awards.  In 2006, our shareholders approved the 2006 Stock Incentive Plan, which permits the grant of stock options, stock appreciation rights, stock awards, performance stock awards, incentive awards and stock units.  No annual bonuses were made to our named executive offers in 2011 or 2010. During 2011, the Company granted 31,539 restricted stock awards to the named executive officers.  No grants were made under the 2006 Stock Incentive Plan in 2010.

Employment Agreement

Mr. Marth was compensated in 2011 pursuant to an Employment Agreement between Mr. Marth and the Company, dated December 21, 2010.   The term of the Employment Agreement will continue until December 21, 2013, unless it is terminated earlier in accordance with its provisions.  Beginning on December 21, 2012 and each December 21 thereafter, the term of the Employment Agreement will automatically extend for an additional year, so as to terminate two years from such renewal date, unless notice of non-renewal is provided or employment otherwise terminates under the Employment Agreement.  The Employment Agreement also provided  Mr. Marth’s appointment to the respective Boards of Directors of the Company and the Bank.  The Employment Agreement provides for an initial base salary of $260,000 per year.  Mr. Marth is eligible to receive base salary increases and to participate in any of the Company’s long-term or short-term incentive bonus plans.  He is also entitled to participate in the Company’s Supplemental Executive Retirement Plan, under which he initially will be credited with two years of service, and in other employee benefit plans and programs for which he is or will be eligible.  Mr. Marth also will receive an automobile allowance of not less than $600 per month.

Also pursuant to the Employment Agreement, Mr. Marth received a grant of 18,539 shares of restricted stock pursuant to the terms of the Company’s 2006 Stock Incentive Plan and a restricted stock agreement which the Company executed January 6, 2011.

The Employment Agreement provides for the termination of Mr. Marth’s employment by the Company without “cause” and termination by him for “good reason” (as those terms are defined in the Employment Agreement).  Subject to certain conditions of the Employment Agreement, termination under either of these circumstances will entitle Mr. Marth to receive the following:

• his salary earned through the date of termination;
• any long-term or short-term incentive payments earned, but not yet paid, for prior years;
• salary continuation at Mr. Marth’s then current base rate of pay in regular installments for a period of 18 months from the date of termination; and
•  if Mr. Marth timely elects COBRA coverage, his then current benefits under group health and dental plans will continue, with the Company paying its portion of the premiums for a period of eighteen months.

The Employment Agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants continue generally for a period of 18 months following the last day of his employment.

Mr. Marth will not be entitled to any termination compensation and benefits, other than earned but unpaid salary, if he breaches any of the covenants in the Employment Agreement relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation.  He will also not be entitled to any compensation or other benefits, other than earned but unpaid salary and long-term and short-term incentive payments earned, but not yet paid, for prior years, if his employment is terminated for cause or if Mr. Marth terminates his employment for other than good reason.  Should Mr. Marth’s employment terminate for any reason, he will immediately submit his resignation as a director of the Company and the Bank.

If Mr. Marth is terminated without cause or resigns for good reason within three years following a “change of control” (as defined in the Employment Agreement), he will receive the following (subject to reduction to the extent that any such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended):

• his salary earned through the date of termination;
• any incentive or bonus compensation earned but not yet paid;
• the pro rata amount of his annual bonus paid or payable in the year in which his employment terminates;
• any benefits or awards (including cash and stock components) earned or payable but not yet paid to him;
• an amount equal to 2.0 times the amount of his current rate of annual salary plus his average annual bonus for the prior two years; and
•  if Mr. Marth timely elects COBRA coverage, his then current benefits under group health and dental plans will continue, with the Company paying its portion of the premiums for a period of eighteen months.

Change of Control Agreement

On April 21, 2009, we entered into a Change of Control Agreement with Leslie S. Cundiff.  The agreement provides that within three years following a “change of control” (as defined in the agreements), the employee’s position, authority, duties and responsibilities will be at least commensurate with those held prior to the change of control and will be performed at the location where the employee was employed immediately preceding the control of control or the Company’s headquarters if within 35 miles of such location. The agreement also provides that, within three years following a change of control, the employee’s annual base salary will be at least equal to her salary prior to the change of control, and the employee will have the opportunity to earn annual and other incentives generally applicable to peer employees of the Company, but in no event less favorable than such opportunity prior to the change of control.

If the employee is terminated without cause or resigns for good reason within three years following a “change of control,” will be entitled to the following:

•	annual salary at the rate in effect immediately prior to termination;
•	any earned and unpaid incentive or bonus compensation;
•
the product of her annual bonus for the most recently completed year and a fraction, the numerator of which is the number of days in the current year through the date of termination, and the denominator of which is 365;

•	any benefits or awards which pursuant to any plans, policies or programs have been earned or become payable, but which have not yet been paid;
•	an amount equal to 2.0 times the sum of the employee’s salary at the rate in effect immediately prior to termination and his average bonus for the two most recently completed years; and
•	continuation of their then current benefits under group health and dental plans for thirty six months from the date of termination.

Regulatory Restrictions

The change of control payments disclosed above under “Employment Agreement” and “Change in Control Agreement” are limited by the statutes and regulations that apply to the Company as a consequence of the Company’s participation in TARP. These limitations will only apply so long as the Treasury’s investment in our preferred stock remains outstanding. For further discussion, see “TARP Executive Compensation Standards”.

In addition, we are prohibited under Section 18(k) of the Federal Deposit Insurance Act and 12 C.F.R. Part 359 from making any severance payments to our employees so long as we are considered “troubled” under applicable federal regulations.

Outstanding Equity Awards at Fiscal Year-End 2011

           In the table below, we list information on the holdings of unvested restricted stock awards as of December 31, 2011 for each of the named executive officers. No named executive officers held unexercised stock options as of December 31, 2011.

	Stock Awards
Name	Number of Shares of Stock that have not Vested	Market Value of Shares of Stock that have not Vested(3)
Herbert E. Marth, Jr.(1)	18,539	$7,045
Robert B. Eastep(2)	10,000	$3,800
Leslie S. Cundiff (2)	3,000	$1,140

(1)
Mr. Marth’s restricted stock awards vest as follows: 50% on the second anniversary of the award date and 50% on the third anniversary of the award date; however, the restricted stock may not become transferable as defined in Treasury Regulation section 1.83-3(d), except in accordance with the following schedule:

a.	25% of vested shares become transferable at the date of repayment of 25% of aggregate financial assistance
b.	50% of vested shares become transferable at the date of repayment of 50% of aggregate financial assistance
c.	75% of vested shares become transferable at the date of repayment of 75% of aggregate financial assistance
d.	100% of vested shares become transferable at the date of repayment of 100% of aggregate financial assistance
(2)
Restricted stock awards for Mr. Eastep and Ms. Cundiff not vested at December 31, 2011, vest as follows:
    Eastep: 3,333 vested on March 21, 2012, 3,333 on March 21, 2013 and 3,334 on March 21, 2014.
    Cundiff: 1,000 vested on March 23, 2012, 1,000 on March 2, 2013 and 1,000 on March 23, 2014.

(3)	Market value of restricted stock awards that have not vested is based on a closing stock price of $0.38 at December 31, 2011.

Defined Contribution and Supplemental Retirement Plans

We provide additional compensation to our executive officers through various plans which are also available to all or some of our employees.  The Compensation Committee oversees these plans, which are described below.

Defined Contribution Plans.  We have a qualified Defined Contribution Plan that provides benefits to all employees meeting the criteria of the ERISA laws, which is the majority of our employees.  The Plan has two major components: profit sharing and 401(k). The employee participants are 100% vested upon entrance into the Plan.

•
Profit Sharing - Under the profit sharing segment, which is determined based on annual profits, all eligible employees receive a percentage of their base compensation. This amount is directly deposited to the employees’ individual retirement account.  For 2011, the Board of Directors did not award a contribution to the profit sharing segment and thus, no contributions were made to the segment.

•
401(k) Plan - We have a 401(k) Plan where previously the Company would match 100% of the first 3% and 50% of the next 2% of every participant’s pre-tax contributions. Over 73% of our employees contribute to the 401(k) Plan.  The Company match was suspended in November 2010 and did not match 401(k) contributions in 2011.

               Supplemental Executive Retirement Agreement.  We have a non-qualified Supplemental Executive Retirement Agreement with each of the named executive officers as well as four other senior officers and two retirees. Participation is only through selection by and approval of the Board. There are no contributions by the participants. The participants vest in their accrued benefit over an eight year period unless there is a change in control, at which time all participants, if not already 100% vested, become 100% vested in the amount then accrued by us. The agreement provides for an annual benefit upon retirement at age 65, equal to 25% of the participant’s final compensation, to be paid over a fifteen year period. Early retirement is permitted at age 60 with a reduction in the benefit amount paid based on the number of months preceding age 65 the participant retires.

Potential Payments Upon Termination or Change of Control

           We have no agreements, plans or arrangements, except as set forth in “Employment Agreement”, “Change of Control Agreements” and “Defined Contribution and Supplemental Retirement Plans” above, that provide for payments to a named executive officer at, following, or in connection with the termination of that named executive officer or a change of control of the Company or the Bank.

TARP Executive Compensation Standards

In January 2009, the Company elected to participate in the United States Department of the Treasury’s Capital Purchase Program, commonly known as “TARP”.  The Company issued 11,385 shares of preferred stock and a warrant to purchase 263,542 shares of our Common Stock at a price of $6.48 per share to the Treasury in return for $11,385,000.

              As a result of participating in the program, the Company is subject to certain executive compensation and corporate governance requirements under section 111 of the Emergency Economic Stabilization Act of 2008, as implemented by Treasury regulations. Those requirements apply to certain of our executive officers and employees, including Herbert E. Marth, Jr., Robert B. Eastep, and Leslie S. Cundiff (the “SEOs”).  Those requirements include:

•	Prohibiting the payment of any severance payments to our SEOs and next five most highly compensated employees;
•
Prohibiting the payment or accrual of any bonus payment to Mr. Marth, our most highly compensated employee, except for an award of long-term restricted stock with a value not exceeding one-third of his annual compensation;

•
Subjecting our SEOs and our next twenty most highly compensated officers to recovery of any bonus or incentive compensation paid to them where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate; and

•	Limiting the Company’s tax deduction for compensation paid to any SEO of $500,000 annually.

In addition, the regulations generally require the Compensation Committee to meet at least every six months with the Company’s senior risk officers to evaluate compensation plans to ensure that these plans do not encourage unnecessary and excessive risk taking that threaten the value of the Company, to consider ways to limit those risks, and to evaluate these plans to ensure that they do not encourage the manipulation of reported earnings.

Subject to consultation with the appropriate federal banking agency, we are permitted to repay any assistance previously provided to us under TARP at any time.  If we choose to repay our TARP assistance, we would no longer be subject to these executive compensation restrictions.

Director Compensation in 2011

           As compensation for his or her service to us, each member of the Board receives a monthly retainer fee of
$1,250. Fees for attendance at various committee meetings are $1,050 for the Audit Committee and $350 for the Nominating & Corporate Governance Committee and the Compensation Committee.  Effective September 1, 2011, the Audit Committee fee was reduced to $525 per meeting. Directors also participate in other various Bank committees for which they receive a meeting fee of $350 when they attend.

           The following table shows the compensation earned by each of the non-employee directors during 2011.

Name	Fees Earned or Paid in Cash	Total
	($)	($)
James T. Napier	26,075	26,075
John B. Larus(1)	16,250	16,250
Kemper W. Baker, Jr.	31,850	31,850
Clarke C. Jones	25,200	25,200
Ralph L. Lyons(2)	6,250	6,250
Elwood C. May	26,950	26,950
Roseleen P. Rick	30,450	30,450
W.C. Sprouse, Jr.	29,050	29,050
Phoebe P. Zarnegar	26,425	26,425

(1) Mr. Larus retired from the Company’s Board of Directors effective January 17, 2012.
(2) Mr. Lyons notified the Company’s Board of Directors on April 4, 2011 that he would not stand for re-election as a Director at the 2011 Annual Shareholders’ meeting.

Equity Compensation Plan Information

           The following table sets forth information as of December 31, 2011, with respect to compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise or Vesting of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Shareholders

1998 Stock Incentive Plan	11,003	$18.67

2006 Stock Incentive Plan	47,689		162,958

Equity Compensation Plans Not Approved by Shareholders(2)	--	--	--

______________________________
(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2)	All of our equity compensation plans have been approved by our shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The Board has a procedure for review and approval of transactions involving us and “related persons” (directors, director nominees, executive officers, shareholders owning five percent or more of our outstanding Common Stock or the immediate family members of any of these persons).  The procedure covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant Securities and Exchange Commission’s rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).  The procedure generally requires that related person transactions be approved by the Board or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in our best interest. In considering the transaction, the Board or committee will consider all relevant factors, including as applicable, our business rationale for entering into the transaction and the fairness of the transaction to us.  In instances where the transaction is subject to renewal or if we have the right to terminate the relationship, the Board or relevant committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction.

           Some of our directors and officers, and some of the corporations and firms with which these individuals are associated, are customers of the Bank in the ordinary course of business and may be indebted to the Bank with respect to loans.  It is also anticipated that some of the persons, corporations and firms will continue to be customers of, and indebted to, the Bank on a similar basis in the future.  All loans extended to such persons, corporations and firms were made in the ordinary course of business, did not involve more than normal collection risk or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.  No such loan at December 31, 2011 was non-accruing, past due or restructured.  At December 31, 2011 the aggregate amount of loans outstanding and commitments to all directors and officers of the Bank and members of their immediate families, and corporations and firms with which these individuals are associated, was approximately $5.2 million.

    During fiscal year 2011, we did not have any other transactions with related persons within the meaning of Item 404(a) of Regulation S-K.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock.  Directors and executive officers are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file.  Based solely on review of the copies of such reports furnished to us or written representation that no other reports were required, we believe that, during the 2011 year, all directors, executive officers and beneficial owners of more than 10% of the Common Stock have filed with the SEC on a timely basis all reports required to be filed under Section 16(a).

PROPOSAL II
RATIFICATION OF THE APPOINTMENT OF AN
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           The Audit Committee has appointed Yount, Hyde & Barbour, P.C., independent registered public accounting firm, to perform the audit of our financial statements for the year ending December 31, 2012. Yount, Hyde & Barbour, P.C., performed the audit of our financial statements for the years ended December 31, 2011 and 2010.  A majority of the votes cast by holders of the Common Stock is required for the ratification of the appointment of the independent registered public accounting firm.

Representatives from Yount, Hyde & Barbour, P.C., will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C., AS OUR INDEPENDENT REGISTERED PUBLC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

AUDIT INFORMATION

Yount, Hyde & Barbour, P.C. audited our consolidated financial statements for the fiscal years ended December 31, 2011 and 2010.  The following information is furnished with respect to fees billed for professional services rendered to us by Yount, Hyde & Barbour, P.C. for the fiscal years ended December 31, 2011 and 2010.

Fees of Independent Public Accountants

Audit Fees

           The aggregate fees for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2011 and 2010, billed by Yount, Hyde & Barbour, P.C., and for their review of the financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $102,000 for 2011 and $112,000 for 2010.

Audit Related Fees

The aggregate fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under the heading “Audit Fees” above by Yount, Hyde & Barbour, P.C. for the fiscal years ended December 31, 2011 and 2010 were $30,521 and $25,813,respectively.  During 2010 and 2009, such services included the audit of the Bank’s defined contribution plan, as well as the automated clearing house functions (EastPay) of the Bank, research and consultation concerning financial accounting and reporting standards, and consultation related to other than temporary impairment securities.

Tax Fees

There were no tax fees billed to us by Yount, Hyde & Barbour, P.C. for the fiscal years ended December 31, 2011 or 2010.

All Other Fees

There were no other fees billed to us by Yount, Hyde & Barbour, P.C. for the fiscal years ended December 31, 2011 or 2010.

Pre-Approved Services

           All audit related services, tax services and other services, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit Committee Report

           Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards.  The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

           In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended or supplemented (Professional Standards). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with them their independence from the Company and its management.  Moreover, the Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.  By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee
Phoebe P. Zarnegar, Chairman
Elwood C. May
James T. Napier
W. C. Sprouse, Jr.

PROPOSAL III
NON-BINDING VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “ARRA”) into law. The ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in the Troubled Assets Relief Program (the “TARP”) to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

In order to comply with ARRA as a recipient of TARP funds, the Board of Directors of the Company is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL III – NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS

           Under the regulations of the SEC, any shareholder desiring to make a proposal to be included in the Proxy Statement and acted upon at the 2013 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to our Secretary, whose address is P.O. Box 39, Powhatan, Virginia 23139-0039, no later than December 20, 2012.

           Our Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process.  For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by our Secretary not less than 60 days and not more than 90 days prior to the date of the meeting.  Based upon an anticipated date of May 21, 2013 for the 2013 Annual Meeting of Shareholders, we must receive such notice no later than March 22, 2013 and no earlier than February 20, 2013.  Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice.  Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore and other specified matters.  Any shareholder may obtain a copy of our Bylaws, without charge, upon written request to our Secretary.

ANNUAL REPORT AND FINANCIAL STATEMENTS

           A copy of our Annual Report to Shareholders for the year ended December 31, 2011 accompanies this Proxy Statement.  Additional copies may be obtained by written request to our Secretary at the address indicated below.  Such Annual Report is not part of the proxy solicitation materials.

           UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, WE WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT.  ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO SECRETARY, CENTRAL VIRGINIA BANKSHARES, INC., 2036 NEW DORSET ROAD, P.O. BOX 39, POWHATAN, VIRGINIA 23139-0039.  THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

[FORM OF PROXY]

☒      PLEASE MARK VOTES                                                                            REVOCABLE PROXY
   AS IN THIS EXAMPLE                                                                CENTRAL VIRGINIA BANKSHARES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
Proxy Solicited by the Board of Directors

The undersigned hereby constitutes James T. Napier attorney and proxy, with power of substitution in each, to act for  the undersigned with respect to all  shares of Common Stock of Central Virginia Bankshares, Inc. held of record by the  undersigned on  April 10, 2012, at  the Annual Meeting of Shareholders to be held at the Main Office Branch of Central Virginia Bank located at 2351 Anderson Hwy, Powhatan, Virginia 23139 on Tuesday, May 22, 2012, at 4:30 p.m. local time, or any adjournment or postponement thereof, for the following purposes:

         For           Withhold     For All Except
1.      Election of Directors:                                 ☐                  ☐          ☐
         Elwood C. May, Clarke C. Jones and
 Phoebe P. Zarnegar

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

                                                                                For              Against   Abstain
2.     To ratify the appointment of                       ☐                    ☐    ☐
Yount, Hyde & Barbour, P.C., an independent registered public  accounting firm, to serve as our Independent auditors for the year ending December 31, 2012.

For Against Abstain 3. To approve an advisory ☐ ☐ ☐ (non-binding) resolution approving the compensation of the Company’s executive officers as disclosed in the proxy statement.		4. To vote on such other business as may properly come before the meeting

Please check this box if you plan to attend the Annual Meeting of Shareholders. ☐
Please be sure to sign and date this Proxy in the box below.	Date
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 THROUGH 4.

Please sign your name exactly as it appears on the stock certificate. All of several joint owners should sign. Fiduciaries should give full title.
Shareholder sign above Co-holder (if any) sign above

s Detach above card, sign, date and mail in postage paid envelope provided. s
CENTRAL VIRGINIA BANKSHARES, INC. 2036 New Dorset Road P. O. Box 39 Powhatan, Virginia 23139-0039
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.